                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934





[X] Filed by registrant

[ ] Filed by a party other than the registrant




Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12



                               CLARUS CORPORATION
================================================================================
                (Name of Registrant as Specified in its Charter)

                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
         5) Total fee paid:
         ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

         ----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:
         ----------------------------------------------------------------------
         2) Form, schedule or registration statement No.:
         ----------------------------------------------------------------------
         3) Filing party:
         ----------------------------------------------------------------------
         4) Date filed:
         ----------------------------------------------------------------------

                               CLARUS CORPORATION
                               One Pickwick Plaza
                          Greenwich, Connecticut 06830



                                  June 13, 2003



To Our Stockholders:


         On behalf of the Board of Directors of Clarus Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held on July 24, 2003, at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, NY 10022.


         The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

         A copy of the 2002 Annual Report is included in this mailing.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.


                                                   Cordially,

                                                   CLARUS CORPORATION


                                                   Warren B. Kanders
                                                   Executive Chairman of the
                                                   Board of Directors

                               CLARUS CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD July 24, 2003



To Our Stockholders:


         You are cordially invited to attend the Annual Meeting of the Stockholders, and any adjournments or postponements thereof, of Clarus Corporation, which will be held on July 24, 2003 at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, NY 10022, for the following purposes:


                  1. To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

                  2. To consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities in order to help assure the preservation of our tax net operating loss carryforwards (Proposal 2);

                  3. To ratify the appointment of KPMG LLP as Clarus Corporation's independent auditors for the fiscal year ending December 31, 2003 (Proposal 3); and

                  4. To transact such other business as may properly be brought before the meeting including proposals to adjourn or postpone the meeting.

         Stockholders of record at the close of business on June 2, 2003 are entitled to notice of and to vote at the meeting.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.


                                           By order of the Board of Directors

                                           Nigel P. Ekern
                                           Secretary


June 13, 2003

                               CLARUS CORPORATION
                               One Pickwick Plaza
                          Greenwich, Connecticut 06830

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON


                                  JULY 24, 2003


                                  INTRODUCTION

                   PROXY SOLICITATION AND GENERAL INFORMATION


         This Proxy Statement and the enclosed form of proxy card (the "Proxy Card") are being furnished to the holders of common stock, par value $.0001 per share (the "Common Stock"), of Clarus Corporation, a Delaware corporation (which is sometimes referred to in this Proxy Statement as "Clarus," the "Company," "we," "our" or "us"), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, July 24, 2003 at The Metropolitan Club, One East 60th Street, New York, NY 10022, at 10:00 A.M., New York City time, and at any adjournments or postponements thereof. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about June 16, 2003.


         At the meeting, stockholders will be asked:

                  1. To elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

                  2. To consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities in order to help assure the preservation of our tax net operating loss carryforwards (Proposal 2);

                  3. To ratify the appointment of KPMG LLP as Clarus Corporation's independent auditors for the fiscal year ending December 31, 2003 (Proposal 3); and

                  4. To transact such other business as may properly be brought before the meeting including proposals to adjourn or postpone the meeting.

         The Board of Directors has fixed the close of business on June 2, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the meeting and may vote in person or by proxy authorized in writing.

         Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxies which are not revoked will be voted at the meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1), FOR the adoption and approval of the amendment to our Amended and Restated Certificate of Incorporation (Proposal 2) and FOR the ratification of the appointment of KPMG LLP as our independent auditors (Proposal 3). A stockholder who so desires may revoke his proxy at any time before it is voted at the meeting by: (i) delivering written notice to us (attention: Corporate Secretary); (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a Proxy Card.

         The Board of Directors knows of no other matters that are to be brought before the meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM


         Only stockholders as of the close of business on June 2, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. As of May 29, 2003, there were 15,907,124 shares of our Common Stock outstanding and entitled to vote, with each share entitled to one vote. See "Security Ownership of Certain Beneficial Owners and Management." The presence at the meeting, in person or by duly authorized proxy of the holders of a majority of the shares of Common Stock entitled to vote constitute a quorum for this meeting.


REQUIRED VOTES

         The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is necessary for the approval and adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation (Proposal 2). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval and the ratification of the appointment of KPMG LLP as our independent auditors (Proposal 3).

         An inspector of elections appointed by us will tabulate votes at the meeting. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is necessary for the approval and adoption of the amendment to the Company's Amended and

Restated Certificate of Incorporation (Proposal 2), abstentions and "broker non-votes" will have the same effect as a negative vote. Since the affirmative vote of a majority of the votes cast is necessary for the ratification and approval of the appointment of KPMG LLP as our independent auditors (Proposal
3), an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of such vote.

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be counted for purposes of determining whether there is a quorum.

PROXY SOLICITATION; EXPENSES

         Clarus will bear the costs of the solicitation of proxies for the meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our Common Stock held of record by them and such custodians will be reimbursed for their reasonable expenses.


         We have retained Mackenzie Partners, Inc. to provide consulting and analytic services in connection with solicitation of proxies. Among other things, Mackenzie Partners, Inc., has agreed to solicit proxies on our behalf in connection with the 2003 Annual Meeting. We have agreed to reimburse Mackenzie Partners for its reasonable expenses and to pay Mackenzie Partners fees not to exceed $15,000.


         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF CLARUS CORPORATION. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth as of May 29, 2003 certain information regarding the beneficial ownership of the Common Stock outstanding by (i) each person known to us to own 5% or more of the Common Stock, (ii) each or our directors, (iii) our executive officers, and (iv) our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Clarus Corporation, One Pickwick Plaza, Greenwich, Connecticut 06830.


                                                                                 COMMON STOCK       PERCENTAGE OF
                                   NAME                                       BENEFICIALLY OWNED     COMMON STOCK
                                   ----                                       ------------------    --------------
                                                                                                        (1)(2)
Warren B. Kanders .........................................................      2,175,700 (3)         13.2%

Merrill Lynch & Co., Inc.
World Financial Center, North Tower
250 Vesey Street
New York, New York 10381...................................................        848,100 (4)          5.4%

Stephen P. Jeffery.........................................................        477,681 (5)          2.9%

Nicholas Sokolow ..........................................................        172,600 (6) (7)         *

Tench Coxe ................................................................        130,174 (8) (9)         *

Donald L. House............................................................        111,249 (10)            *

Burtt Ehrlich .............................................................         97,250 (11)(12)        *

Nigel P. Ekern.............................................................             -- (13)            *

Directors and current executive officers
as a group (7 persons) ....................................................      3,164,654 (14)        19.3%



--------------
* Less than one percent.
(1) The applicable percentage of beneficial ownership is based on 15,907,124 shares of Common Stock outstanding as of May 29, 2003.
(2) Shares of Common Stock that may be acquired by exercise of stock options or warrants within 60 days after May 29, 2003, are deemed outstanding for purposes of computing the common stock beneficially owned and the percentage beneficially owned by the persons holding these options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.
(3)  Includes Mr. Kanders' options to purchase 21,250 shares of our Common
     Stock that are presently exercisable or exercisable within the next 60 days. Includes 500,000 unvested shares of restricted Common Stock, which have voting, dividend and other distribution rights. Excludes options to purchase 1,000,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(4) Based on a Schedule 13G filed by Merrill Lynch & Co., Inc. ("Merrill Lynch") on January 7, 2003. Based on such Schedule 13G the shares of
     Common Stock reported above by Merrill Lynch are beneficially owned by Master Small Cap Value Trust, a master-feeder structure for the Merrill Lynch Small Cap Value Fund, Inc. and the Mercury Small Cap Value Fund, Inc.
(5) Includes Mr. Jeffery's options to purchase 366,771 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 100,527 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(6) Includes Mr. Sokolow's options to purchase 21,250 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 60,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(7) Includes 151,350 shares of our Common Stock held by ST Investors Fund, LLC, of which Mr. Sokolow is the Managing Member.
(8) Includes Mr. Coxe's options to purchase 35,000 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 60,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(9) Includes 28,478 shares held individually by Mr. Coxe, 46,929 shares held by Sutter Hill Ventures, a California Limited Partnership, 5,596 shares held by Sutter Hill Entrepreneurs Fund, (AI), L.P., and 14,171 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. Mr. Coxe is one of seven managing directors of the general partner of each of Sutter Hill Ventures, a California Limited Partnership, Sutter Hill Entrepreneurs Fund (AI),
     L.P. and Sutter Hill Entrepreneurs Fund (QP), L.P. The seven managing directors of the general partners of each of the above limited partnerships share voting and investment powers of the shares. Mr. Coxe disclaims beneficial interest in these shares except to the extent of his pecuniary interest in each limited partnership.
(10) Includes Mr. House's options to purchase 35,000 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 60,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(11) Includes Mr. Ehrlich's options to purchase 21,250 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 60,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.
(12) Includes 13,000 shares of our Common Stock held by a trust for the benefit of Mr. Ehrlich's children.
(13) Excludes options to purchase 200,000 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.



(14) Includes options to purchase 500,521 shares of our Common Stock that are presently exercisable or exercisable within the next 60 days. Also includes 500,000 unvested shares of restricted Common Stock, which have voting, dividend and other distribution rights. Excludes options to purchase 1,540,527 shares of Common Stock that are presently unexercisable and unexercisable within the next 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NUMBER

         Our Board of Directors currently consists of six directors. Our By-laws provide that our Board of Directors will consist of not less than two, nor more than seven members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at seven by the Board of Directors. We do not intend to fill the vacant seat on our Board at this time.

         Our directors are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our By-laws. There are no family relationships among any of our directors or executive officers.

VOTING

         Unless otherwise specified, each proxy received will be voted for the election as directors of the six nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our By-laws.

BIOGRAPHICAL INFORMATION FOR DIRECTORS

         The age and principal occupation for the past five years of each director nominee is set forth below.

NOMINEES FOR DIRECTOR

         Tench Coxe, 45, has served as a member of our Board of Directors since September 1993. Mr. Coxe has been a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, since 1989. Mr. Coxe also serves on the boards of directors of eLoyalty Corporation, Copper Mountain Networks, Inc. and NVIDIA Corporation and on the boards of directors of several privately-held companies.

         Donald L. House, 61, has served as a member of our Board of Directors since January 1993. Mr. House served as Chairman of our Board of Directors from January 1994 until December 1997 and as our President from January 1993 until December 1993. Mr. House also serves on the board of directors of Carreker Corporation, where he is chairman of its audit committee. Mr. House is a private investor and he serves on the board of directors of several privately-held technology companies.

         Stephen P. Jeffery, 47, joined us in November 1994 as Vice President of Marketing and was elected Vice President of Sales and Marketing in June 1995. Until December 2002, he was our President, Chairman of the Board and Chief Executive Officer. He was first elected to serve as a Director in October 1997. Prior to joining us, Mr. Jeffery was employed by Hewlett-Packard Company, where he served as the manager of Hewlett-Packard's client/server solutions and partner programs, as well as in a variety of sales and marketing management positions in the United States and Europe for 15 years. Mr. Jeffery also served in sales with International Business Machines prior to joining Hewlett-Packard.


         Warren B. Kanders, 45, has served as a member of our Board of Directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Mr. Kanders has served as the Chairman of the Board of Armor Holdings, Inc. since January 1996 and Chief Executive Officer since April 2003. From October 1992 to May 1996, he served as Vice Chairman of the Board of Benson Eyecare Corporation. Mr. Kanders also serves as President of Kanders & Company, Inc., ("Kanders & Company"), a private investment firm owned and controlled by Mr. Kanders that makes investments in and renders consulting services to public and private entities.


         Burtt R. Ehrlich, 63, has served as a member of our Board of Directors since June 2002. Mr. Ehrlich has served as a director of Armor Holdings, Inc. since January 1996. He has also served as non-executive Chairman of the board of directors and a director of Langer, Inc. since February 2001, and served as Chairman and Chief Operating Officer of Ehrlich Bober Financial Corp. (the predecessor of Benson Eyecare Corporation) from December 1986 until October 1992 and as a director of Benson Eyecare Corporation from October 1992 until November 1995. Mr. Ehrlich is also a director of the Close Brothers Channel Islands group of investment funds. He is a former Treasurer and Trustee of the Carnegie Council on Ethics and International Affairs, and a former Trustee of the Buckingham Browne and Nichols School.

         Nicholas Sokolow, 53, has served as a member of our Board of Directors since June 2002. Mr. Sokolow, a practicing attorney, has served as a director of Armor Holdings, Inc. since January 1996. Since 1994 he has been a partner in the law firm of Sokolow, Dunaud, Mercadier & Carreras, and from June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers. Mr. Sokolow was a director of Rexel, Inc., formerly known as Willcox & Gibbs, until it was acquired in 1997.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

          INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS AND
                   BOARD COMMITTEES AND DIRECTOR COMPENSATION

         During fiscal 2002, the Board of Directors held 23 meetings. The Board of Directors has standing Audit, Compensation and Nominating Committees. During fiscal 2002, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of our independent auditors. The Audit Committee appoints Clarus' independent auditors and monitors the accounting firm's performance. The members of the Committee are outside directors who meet the independence requirements of Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The current members of the Committee are Messrs. House (Chairman), Coxe and Sokolow. The Audit Committee met five times in 2002.

COMPENSATION COMMITTEE

         The Compensation Committee recommends to the Board an overall philosophy and strategy with respect to the compensation of Clarus' Executive Chairman of the Board of Directors, Chief Administrative Officer and other senior executives to attract and retain highly qualified individuals and provides oversight of Clarus' executive compensation plans. The members of the Committee are outside directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 ("Exchange Act"), and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code ("Code"). The current members of the Committee are Messrs. Coxe (Chairman) and Sokolow. The Compensation Committee does not meet on a regular basis, but only as circumstances require. The Compensation Committee met four times in 2002.

NOMINATING COMMITTEE

         The Nominating Committee presents its recommendation of nominees for members of the Board of Directors. The Nominating Committee will consider nominations made by our stockholders, if such nominations are made in writing to the Secretary and received by us not more than 90 days nor less than 60 days prior to the anniversary date of our immediately preceding annual meeting. See "Proposals By Stockholders." The Nominating Committee consists of Messrs. Ehrlich (Chairman), House and Kanders. The Nominating Committee met once in 2002.

COMPENSATION OF DIRECTORS

         Following the sale of substantially all of our electronic commerce revenue-generating operations and related assets in December 2002, a new compensation package for the members of our Board of Directors became effective. This package provides for the payment to each Committee Chairman of $2,000 for each meeting attended in person and $1,000 for each meeting attended telephonically, and the payment to each other director of $1,000 for each meeting attended in person and $500 for each meeting telephonically. The Executive Chairman does not receive any meetings-based compensation. The package also includes a grant of options to purchase 60,000 shares of our Common Stock at fair market value on the date of grant, vesting in equal annual installments over a three-year period subject to their continued service on our Board of Directors.

         Prior to effectiveness of our new compensation package, directors who were not our employees ("Outside Directors") received a $2,000 fee for each regular and special meeting of the Board attended by such director. Each Outside Director was paid $20,000 (or $120,000 for all Outside Directors as a group) in meeting fees in 2002. Outside Directors are not compensated for attendance at committee meetings or for strictly telephonic Board meetings.

         In December 2002, we entered into an employment and stock option agreement with Mr. Kanders, Executive Chairman of the Board of Directors, and a three-year consulting agreement with Mr. Jeffery, an Outside Director, all of which are described in greater detail below under the heading "Employment Agreements."

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of our independent auditors.

         Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be or to serve as, auditors or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the independent auditor's report on the Company's financial statements included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent." The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent auditors.

         In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

         Based upon the Audit Committee's discussion with management and our independent auditors and the Audit Committee's review of the representations of management and the report of our independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Board of Directors:

         Donald L. House (as Chairman)
         Tench Coxe
         Nicholas Sokolow

AUDIT FEES

         The aggregate fees billed by KPMG LLP, our independent auditors, for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in our quarterly reports on Form 10-Q for such fiscal year were approximately $194,000.

ALL OTHER FEES

         The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal year ended December 31, 2002, other than for services described above under "Audit Fees" were $162,117. Such other fees included services relating to the filing of proxy statements and Form 8-K's with the Securities and Exchange Commission, tax compliance services, NOL and sales tax issues.

         The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining their independence.

                               EXECUTIVE OFFICERS

         The following table sets forth the name, age and position of each of our executive officers and significant employees as of April 14, 2003. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Clarus.

NAME                       AGE     POSITION
----                       ---     --------
Warren B. Kanders           45     Executive Chairman of the Board of Directors

Nigel P. Ekern              38     Chief Administrative Officer and Secretary

         See "Biographical Information for Directors" for biographical information with respect to Warren B. Kanders.

         NIGEL P. EKERN has been Chief Administrative Officer and Secretary of the Company since December 2002. From January 2000 until joining the Company, Mr. Ekern served as a Partner at Dubilier & Company, a New York-based private investment firm. From June 1998 until January 2000, Mr. Ekern served as an investment advisor at Caravelle Advisors, an investment management affiliate of CIBC World Markets. From September 1996 until June 1998, Mr. Ekern served as an investment banker at CIBC World Markets.

         Following the sale of substantially all of our electronic commerce revenue-generating operations and related assets in December 2002, (i) Stephen
P. Jeffery continued serving as a member of our Board of Directors, but stepped down as our Chief Executive Officer and Chairman of our Board of Directors; and
(ii) James J. McDevitt resigned as Chief Financial Officer of the Company.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our Executive Chairman of the Board of Directors and our Chief Administrative Officer and each of our other executive officers whose annual salary and bonus during fiscal 2002, 2001 and 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                          ------------------
                                                                              SECURITIES
                                     FISCAL      ANNUAL COMPENSATION (3)      UNDERLYING
                                                 -------------------------
NAME AND PRINCIPAL POSITION           YEAR         SALARY        BONUS         OPTIONS
------------------------------------ --------    ------------  -----------   -------------
Warren B. Kanders Executive           2002           $16,186       --           1,000,000
   Chairman of the Board of           2001           N/A          N/A            N/A
   Directors (1)                      2000           N/A          N/A            N/A

Nigel P. Ekern                        2002           $17,949       --             200,000
   Chief Administrative               2001           N/A          N/A            N/A
   Officer (1)                        2000           N/A          N/A            N/A

Stephen P. Jeffery                    2002          $250,000     $112,694          60,000
   President, Chairman of the         2001           250,000       82,994         150,000
   Board and Chief Executive          2000           250,000      146,875         175,000 (4)
   Officer (2)

James J. McDevitt                     2002          $187,949     $115,850          50,000
     Chief Financial Officer (2)      2001           201,365       36,480          50,000
                                      2000            64,308       10,560          20,000


(1)  Served in such position since December 2002.
(2)  Served in such position until December 2002.
(3) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical insurance, group life insurance or other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.
(4) Effective February 1, 2002, Mr. Jeffery voluntarily relinquished the option for these shares.

         OPTIONS GRANTED IN FISCAL 2002

         We granted the following options to our Named Executive Officers during fiscal 2002.

                                             INDIVIDUAL GRANTS
                         -----------------------------------------------------------
                                           PERCENT OF                                    POTENTIAL REALIZABLE VALUE
                                              TOTAL                                       AT ASSUMED ANNUAL RATE OF
                            NUMBER OF        OPTIONS                                       STOCK PRICE APPRECIATION
                           SECURITIES      GRANTED TO       EXERCISE                          FOR OPTION TERM
                           UNDERLYING       EMPLOYEES          OR                      -----------------------------
                             OPTION         IN FISCAL         BASE       EXPIRATION        5% ($)         10% ($)
NAME                       GRANTS (#)         YEAR            PRICE         DATE
                         ---------------  -------------  -------------  -------------- --------------  -------------
Warren B. Kanders               200,000       45.6%           $5.35       12/23/12          760,878       1,580,333
   Executive Chairman           400,000                        7.50       12/23/12          661,755       2,300,666
   of the Board of              400,000                       10.00       12/23/12               --       1,300,666
   Directors                     21,250                        5.99        5/28/09           67,243         155,310
                                                                                       --------------    ----------
                                                                                          1,489,876       5,335,975

Nigel P. Ekern                  200,000       8.9%            $5.35       11/25/12          760,878       1,580,333
   Chief
   Administrative
   Officer

Stephen P. Jeffery               60,000       2.7%            $5.35       12/5/12           228,263         474,100
   President,
   Chairman of the
   Board and Chief
   Executive Officer


James J. McDevitt                50,000       2.2%            $5.99        1/8/09           121,927         231,083
   Chief Financial
   Officer


   AGGREGATE OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END OPTION VALUES

         The following table contains certain information regarding stock options exercised during fiscal 2002 and options to purchase our Common Stock held as of December 31, 2002, by each of the Named Executive Officers. The stock options listed below were granted without tandem stock appreciation rights. We have no freestanding stock appreciation rights outstanding.

                                                                NUMBER OF SECURITIES              VALUE OF UNDERLYING
                               SHARES                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                              ACQUIRED                        OPTIONS AT 12/31/02 (#)                12/31/02 (1)
                                ON             VALUE        ------------------------------   -------------------------------
                              EXERCISE       REALIZED                            NON-                            NON-
 NAME                           (#)            (2)($)        EXERCISABLE      EXERCISABLE     EXERCISABLE      EXERCISABLE
 ------------------------  ---------------  -------------   --------------  --------------   --------------  ---------------
Warren B. Kanders                --              --                21,250       1,000,000     $          0          $54,000
    Executive Chairman
    of the Board of
    Directors

 Nigel P. Ekern                  --              --              --               200,000     $   --                $54,000
    Chief
    Administrative
    Officer

 Stephen P. Jeffery              --              --               406,967         108,422         $452,536          $16,200
    President,
    Chairman of the
    Board and Chief
    Executive Officer

 James J. McDevitt               --              --                86,148        --           $   --          $    --
   Chief Financial
   Officer

(1) Calculated on the basis of $5.62 per share, the closing price of the Common Stock as quoted on the Nasdaq National Market, on December 31, 2002, less the exercise price payable for such shares.

(2) Calculated on the basis of the closing share price of the Common Stock on the Nasdaq National Market on the date of exercise, less the exercise price payable for such shares.

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS
                         AND THE COMPENSATION COMMITTEE

COMPENSATION POLICY

         The Compensation Committee recommends to the Board an overall philosophy and strategy with respect to the compensation of Clarus' Executive Chairman of the Board of Directors, Chief Administrative Officer and other senior executives to attract and retain highly qualified individuals, and provides oversight of Clarus' executive compensation plans. Since the sale of substantially all of our electronic commerce revenue-generating operations and related assets in December 2002, our Compensation Committee has been comprised of Messrs. Coxe and Sokolow, with Mr. Coxe serving as the Chairman.

         Pursuant to our executive compensation program, the Compensation Committee considers Company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) low annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options. The

Compensation Committee believes that this three-part approach best serves our and our stockholders' interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the businesses for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for executive officers is composed of a significant portion of pay that is "at risk" -- specifically, the annual bonus and stock options. Annual performance bonuses also permit executive officers to be recognized on an annual basis. Such bonuses are based largely on an evaluation of the contribution made by the executive officer to our overall performance. Stock options, which are generally awarded under our stock incentive plans, relate a significant portion of long-term remuneration directly to stock price appreciation realized by all our stockholders.

COMPENSATION OF EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

         As Executive Chairman of the Board of Directors, Mr. Kanders is compensated pursuant to an employment agreement entered into in December 2002. During 2002, Mr. Kanders received an aggregate base salary of $16,186. On December 23, 2002, Mr. Kanders received ten year options to purchase up to (i) 200,000 shares of the Company's Common Stock, at an exercise price of $5.35 per share; (ii) 400,000 shares of the Company's Common Stock, at an exercise price of $7.50 per share; and (iii) 400,000 shares of the Company's Common Stock, at an exercise price of $10.00 per share, all vesting in five equal annual installments commencing on the first anniversary of the date of grant. In addition, Mr. Kanders is entitled, at the discretion of our Board of Directors, to performance bonuses which may be based upon a variety of factors and to participate in the our stock incentive plans and other bonus plans adopted by us based on his performance and Clarus' performance.

COMPENSATION OF CHIEF ADMINISTRATIVE OFFICER

         As Chief Administrative Officer, Mr. Ekern is compensated pursuant to an employment agreement entered into in December 2002 but effective as of November 25, 2002. During 2002, Mr. Ekern received an aggregate base salary of $17,949. In addition, Mr. Ekern is entitled, at the discretion of our Board of Directors, to performance bonuses which may be based upon a variety of factors and to participate in the our stock incentive plans and other bonus plans adopted by us based on his performance and Clarus' performance. Under the terms of his employment agreement with us, Mr. Ekern received ten year options to purchase up to 200,000 shares of the Company's Common Stock, at an exercise price of $5.35 per share and vesting in five equal annual installments commencing on the first anniversary of the date of grant.

COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER

         Mr. Jeffery served as our Chief Executive Officer pursuant to an employment agreement entered into in January 2001 until he stepped down in December 2002. During 2002, Mr. Jeffery's received an aggregate base salary of $250,000. In addition, Mr. Jeffery was entitled, at the discretion of our Board of Directors, to performance bonuses which may be based upon a variety of factors and to participate in the our stock incentive plans and other bonus plans adopted by us based on his performance and Clarus' performance.

         Submitted by the Compensation Committee of the Board of Directors:

         Tench Coxe (as Chairman)
         Nicholas Sokolow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Except as set forth below, during 2002, none of the members of our Compensation Committee (i) served as an officer or employee of Clarus or its subsidiaries, (ii) was formerly an officer of Clarus or its subsidiaries or
(iii) entered into any transactions with Clarus or its subsidiaries. Except as set forth below, during 2002, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Clarus.

         During 2002, Mr. Kanders, a member of our Board of Directors and Executive Chairman of the Board of Directors, served as member of the compensation committee of the board of directors and as an executive officer of Armor Holdings, Inc.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock to the cumulative total return of the Russell 2000 Index, the NASDAQ National Market Composite and the Morgan Stanley Internet Index for the period commencing on December 31, 1998 and ending December 31, 2002 (the "Measuring Period"). The graph assumes that the value of the investment in our Common Stock and each index was $100 on December 31, 1998. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.


         The information appearing below, which relates to prior years includes a comparison to the industry in which our business was engaged prior to our sale of our electronic commerce software business which was effected as part of our strategy to limit operating losses and enable the Company to redeploy its assets and use its substantial cash and cash equivalent assets to enhance stockholder value.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      AMONG CLARUS, THE RUSSELL 2000 INDEX,
                      THE NASDAQ NATIONAL MARKET COMPOSITE
                      AND THE MORGAN STANLEY INTERNET INDEX

                          12/31/98            12/31/99           12/31/00            12/31/01           12/31/02
                          --------            --------           --------            --------           --------
CLARUS CORPORATION
                            $100              $1100.00            $116.67            $104.00             $93.67
RUSSELL 2000                $100              $119.62             $114.59            $115.77             $90.79

NASDAQ NATIONAL
MARKET COMPOSITE
                            $100              $185.58             $112.67             $88.95             $60.91
MORGAN STANLEY
INTERNET INDEX              $100              $472.47             $142.22             $70.28             $37.79

                 * $100 INVESTED ON 12/31/98 IN STOCK OR INDEX -
                      INCLUDING REINVESTMENT OF DIVIDENDS.

                                [GRAPH OMITTED]

EMPLOYMENT AGREEMENTS

WARREN B. KANDERS

         In December 2002, we entered into an employment agreement with Warren
B. Kanders, which provides that he will serve as Clarus' Executive Chairman of the Board of Directors and devote as much of his time as is necessary to perform such duties for a three-year term that will expire on December 6, 2005, subject to early termination in certain circumstances. The agreement provides for an annual base salary of $250,000. In addition, Mr. Kanders is entitled, at the discretion of our Board of Directors, to performance bonuses which may be based upon a variety of factors and to participate in our stock incentive plans and other bonus plans adopted by us. Pursuant to the employment agreement, we maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees. In connection with his employment agreement, Mr. Kanders received ten year options to purchase up to (i) 200,000 shares of the Company's Common Stock, at an exercise price of $5.35 per share; (ii) 400,000 shares of the Company's Common Stock, at an exercise price of $7.50 per share; and (iii) 400,000 shares of the Company's Common Stock, at an exercise price of $10.00 per share, all vesting in five equal annual installments commencing on the first anniversary of the date of grant. On April 11, 2003, Mr. Kanders received a grant of 500,000 restricted shares of the Company's Common Stock (the "Restricted Shares"), with full voting, dividend, distribution and other rights, which vest and become nonforfeitable if Mr. Kanders is an employee and/or a director of the Company or a subsidiary or affiliate of the Company on the earlier of (i) the date the closing price of the Company's Common Stock, as listed or quoted on any national securities exchange or NASDAQ, shall have equaled or exceeded $15.00 per share for each of the trading days during a ninety (90) consecutive day period, or (ii) the tenth (10th) anniversary of the date of grant; provided however that all of the Restricted Shares immediately vest and become nonforfeitable upon a "change in control" or in the event Mr. Kander's employment with the Company is terminated without "cause".

         In the event Mr. Kanders is terminated without cause, or by Mr. Kanders upon a "change in control," Mr. Kanders is entitled to receive his accrued bonus through the date of termination and continue to receive his base compensation in accordance with the normal payroll practices of the Company for twenty-four months after the effective date of such termination. Mr. Kanders will also be entitled to acceleration of the vesting on the options and restricted stock grants upon the termination of his employment agreement by us without "cause" or by Mr. Kanders in connection with a "change in control." Mr. Kanders has also agreed to certain confidentiality and non-competition provisions.

NIGEL P. EKERN

         In December 2002, we entered into an employment agreement with Nigel P. Ekern which is effective as of November 25, 2002, that provides that he will serve as our Chief Administrative Officer and devote as much of his time as is necessary to perform such duties for a three-year term that will expire on November 25, 2005, subject to early termination in certain circumstances. The agreement provides for an annual base salary of $175,000. Under the terms of his employment agreement with us, Mr. Ekern received ten year options to purchase up to 200,000 shares of the Company's Common Stock, at an exercise price of $5.35 per share and vesting in five equal annual installments commencing on the first anniversary of the date of grant. In addition, Mr. Ekern is entitled, at the discretion of our Board of Directors, to performance bonuses which may be based upon a variety of factors and to participate in the our stock incentive plans and other bonus plans adopted by us. Pursuant to the employment agreement, we maintain a term life insurance on Mr. Ekern in the amount of $2,000,000 for the benefit of his designees.

         In the event Mr. Ekern is terminated by the Company upon a "change in control", he is entitled to receive accrued base compensation through the date of such termination and will also be entitled to acceleration of the vesting on all options to purchase shares of Common Stock. In the event Mr. Ekern is terminated by the Company without "cause," he is entitled to receive his base compensation for (i) six months after such termination, if such termination occurs prior to June 30, 2003; and (ii) twelve months after such termination, if such termination occurs after June 30, 2003. Mr. Ekern has also agreed to certain confidentiality and non-competition provisions.

STEPHEN P. JEFFERY

         Mr. Jeffery stepped down as Chief Executive Officer and Chairman of the Board of Directors on December 6, 2002 and we entered into a three-year consulting agreement with him, to provide us with ongoing consulting services so that we may continue to benefit from his knowledge and experience. The agreement provides for aggregate consideration of $250,000, payable in twenty-four equal monthly installments. In the event Mr. Jeffery terminates the consulting agreement, other than upon a "change of control", he is required to refund and pay to the Company, a dollar amount equal to such portion of compensation received under the consulting agreement in excess of the product of $228 multiplied by the number of days elapsed from the effective date of the agreement through such termination date.

         The consulting agreement provides that Mr. Jeffery will be prohibited from transferring any shares of our Common Stock until after December 31, 2003, and from transferring any shares of our Common Stock that are issuable on the exercise of his options until after December 31, 2004. The consulting agreement also provides that Mr. Jeffery will be required to own, or hold options to purchase, a total of at least 200,000 shares of our Common Stock at all times during the term of the agreement. In the event that we complete a transaction that constitutes a "change of control" and/or we terminate Mr. Jeffery without "cause," Mr. Jeffery is entitled to receive the cash compensation payable during the remaining term of the consulting agreement, and all of his unvested options would immediately vest. Mr. Jeffery has also agreed to certain confidentiality and non-competition provisions.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Kanders & Company and Clarus have terminated their oral agreement pursuant to which we agreed to sublease approximately 1,989 square feet in Greenwich, Connecticut for $9,572 a month, prior to Clarus making any non-refundable payments under such agreement. We are currently seeking new office space to lease upon the December 15, 2003 expiration of our existing lease. Kanders & Company retains, from time to time, the services of certain employees of Clarus, who are only required to devote as much of their working time as is necessary to the performance of their duties for Clarus.



         After the closing of the sale of our electronic commerce software business, Steven Jeffery stepped down as Clarus' Chief Executive Officer and Chairman of the Board of Directors. Under Mr. Jeffery's employment agreement, he is entitled to receive a severance payment equal to one year's salary of $250,000, payable over one year. In addition, Mr. Jeffery entered into a three-year consulting agreement with Clarus' and will receive total consideration of $250,000 payable over the two-year term.

         During December 2002, Clarus reimbursed legal fees and other expenses in the amount of $531,343 incurred by Warren B. Kanders, Burtt R. Ehrlich, and Nicholas Sokolow, all of whom are members of Clarus' Board of Directors, in connection with their successful solicitation of proxies for the May 21, 2002 Annual Meeting of Stockholders.

         On November 1, 2001, Clarus engaged E.Com Consulting to perform market research and provide recommendations concerning the needs and opportunities associated with Clarus' settlement product. E.Com Consulting subcontracted with e-RM International, Inc. ("e-RMI") to assist with a portion of this project. e-RMI is a Delaware corporation whose sole shareholder is Chrismark Enterprises LLC. Chrismark Enterprises LLC is owned by Mark Johnson, a former director of Clarus and his wife. The contract period of the engagement was November 1, 2001 through January 31, 2002 for which Clarus agreed to pay total professional fees of $50,000 plus out-of-pocket expenses. Of this amount, $7,805 was paid to e-RMI. Clarus expensed a total of $42,164 in connection with the engagement during 2001 and had a balance due E.Com of $34,359 at December 31, 2001 that is included in accounts payable and accrued liabilities in the consolidated balance sheet in the annual report. The contract was terminated by Clarus during January 2002. No expense was incurred during 2002 and all amounts due E.Com were paid in January, 2002. At the May 21, 2002 Annual Meeting of Stockholders, Mr. Johnson was not re-elected as a director of Clarus.

         On February 7, 2002, Todd Hewlin joined Clarus' Board of Directors. Mr. Hewlin is a managing director of The Chasm Group, LLC, a consultancy organization focusing on helping technology companies develop and implement strategies that create and sustain market leadership positions for their core products while building shareholder value and a sustainable competitive advantage. During 2001, Clarus engaged The Chasm Group to assist Clarus on various strategic and organizational issues. The contract period of the engagement was

November 15, 2001 through February 15, 2002 for which the Company agreed to professional fees of $225,000 plus out-of-pocket expenses. Clarus expensed a total of $145,000 during 2002 that is included in general and administrative in the consolidated statement of operations in the annual report and expensed $131,000 during 2001. Clarus expensed an additional $54,000, outside the original engagement, during 2002 related to further services performed by The Chasm Group that is included in general and administrative in the consolidated statement of operations in the annual report. At the May 21, 2002 Annual Meeting of Stockholders, Mr. Hewlin was not re-elected a director of Clarus.

         In the opinion of management, the rates, terms and considerations of the transactions with the related parties described above approximate those that Clarus would have received in transactions with unaffiliated parties.


                                   PROPOSAL 2

 AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO RESTRICT CERTAIN ACQUISITIONS OF OUR SECURITIES IN ORDER TO HELP ASSURE THE PRESERVATION
                  OF OUR TAX NET OPERATING LOSS CARRYFORWARDS

INTRODUCTION

         For the taxable year beginning January 1, 2003, the Company had available net operating loss, capital loss, research and experimentation credit and alternative minimum tax credit carryforwards ("NOLs") of approximately $122.3 million to offset taxable income recognized by the Company in the future. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating (subject to an alternative minimum tax) the U.S. federal corporate tax on such income. The benefit of the NOLs can be reduced or eliminated if the Company undergoes an "ownership change" (as described below) through acquisitions of capital stock by which stockholders or groups of stockholders, each of whom owns at least 5% of the Company's capital stock, increase their ownership of the Company's capital stock by more than 50 percentage points within a three year period. Our Board of Directors believes the best interests of the Company and its stockholders will be served by adopting provisions (the "Acquisition Restrictions") in its Amended and Restated Certificate of Incorporation that are designed to restrict direct and indirect acquisitions of the Company's equity securities if such acquisition will affect the percentage of capital stock that is treated as owned by a 5% stockholder.

         The Acquisition Restrictions will be adopted as an amendment to the Amended and Restated Certificate of Incorporation of the Company as Article IV,
Section 7. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING EXHIBIT A WHICH SETS FORTH THE ACQUISITION RESTRICTIONS. The Acquisition Restrictions have been unanimously approved by the Board of Directors. The discussion set forth below is qualified in its entirety by reference to the accompanying Exhibit A.

VOTE REQUIRED TO APPROVE THE ACQUISITION RESTRICTIONS

         The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is necessary for the approval and adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation.

BACKGROUND REGARDING DELAWARE LAW

         Acquisition restrictions similar to the Acquisition Restrictions are permitted under Section 202 of the General Corporation Law of the State of Delaware (the "DGCL"). Under the DGCL, a corporation may provide in its certificate of incorporation that an acquisition of a security of the corporation to designated persons or classes of persons may be prohibited so long as the designation of the persons or classes of persons is not manifestly unreasonable. Section 202(d)(1) of the DGCL expressly provides that a restriction on the acquisition of shares of capital stock of a corporation shall be conclusively presumed to be for a reasonable purpose if the purpose of such restriction is to maintain any local, state, U.S. federal or foreign tax attribute to the corporation, including but not limited to maintaining net operating losses. The acquisition restriction must be noted conspicuously on the certificate representing the shares to be enforceable against the holder of the restricted shares or any successor or transferee of the holder. If the restriction is not conspicuously noted on the certificate representing the shares, the DGCL provides that the restriction is ineffective except against a person with actual knowledge of the restriction. Accordingly, if the Acquisition Restrictions are approved all certificates representing newly issued shares of Common Stock as well as certificates issued in connection with the transfer of shares that are subject to the Acquisition Restrictions, will be issued with the Acquisition Restriction noted conspicuously on the certificates representing such shares of the Company's Common Stock.

         Under the DGCL the Acquisition Restrictions will not be binding with respect to shares issued prior to the inclusion of such restrictions in the certificate of incorporation unless the holders of such shares agree to the restrictions or vote in favor of the restriction. Consequently shares of Common Stock not voted in favor of the Acquisition Restrictions will not be subject to the restriction. All shares of Common Stock voted in favor of the Acquisition Restrictions however will be subject to the Acquisition Restrictions including as to subsequent transferees, subject to the requirements regarding notice set forth above. Accordingly, the Acquisition Restrictions would not be enforceable against any purchaser of shares of Common Stock from a stockholder who voted against the Acquisition Restrictions, whether or not the purchaser of such shares had actual knowledge of the Acquisition Restrictions.

         Stockholders should be further aware that if any shares of Common Stock owned by them as of the Record Date or are held in "street name" and such shares are voted in favor of the Acquisition Restrictions, then such shares of the Company's Common Stock will be subject to the Acquisition Restrictions. With respect to non-routine matters, such as the proposal to adopt the Acquisition Restrictions, brokers do not have discretionary voting power and cannot vote unless they receive prior instructions from the beneficial owner. Accordingly, if your shares of Common Stock are held in "street name," a broker-dealer holding the shares for your benefit will be precluded from voting in favor of the Acquisition Restrictions, and the Acquisition Restrictions will not be binding against you, unless such broker-dealer receives specific instructions from you to vote in favor of the Acquisition Restrictions. We do not intend to enforce the Acquisition Restrictions against any "street name" holder as of the Record Date unless we can reasonably determine that the Common Stock owned by them was voted in favor of the Acquisition Restrictions.

         In the event a stockholder acquires shares of Common Stock subsequent to the Record Date with actual knowledge of the proposed Acquisition Restrictions, but prior to the adoption of the Acquisition Restrictions, and the holder of such shares as of the

Record Date votes in favor of the Acquisition Restrictions, then the Company will enforce the Acquisition Restrictions against such shares of the Company's Common Stock.

         The Company intends to enforce the Acquisition Restrictions vigorously against all current and future holders of our Common Stock, to the extent such shares are subject to the Acquisition Restrictions. All stockholders should carefully consider this consequence in determining whether to vote in favor of the Acquisition Restrictions.

PURPOSE OF THE ACQUISITION RESTRICTIONS

         The Acquisition Restrictions are designed to restrict direct and indirect acquisitions of the Company's capital stock that could result in the imposition of limitations on the use by the Company, for U.S. federal income tax purposes, of the NOLs and other tax attributes that are and will be available to the Company, as discussed more fully below.

THE COMPANY'S NOLS AND SECTION 382

          For the taxable year beginning January 1, 2003, the Company had available U.S. federal NOLs of approximately $122.3 million to offset taxable income recognized by the Company in the future. For U.S. federal income tax purposes, these NOLs will begin to expire in varying amounts beginning in the year 2009 to the extent not previously absorbed. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating substantially all of the U.S. federal corporate tax on such income. The maximum U.S. federal corporate tax rate is currently 35%. The benefit of a corporation's NOLs can be reduced or eliminated under Section 382 of the Code if a corporation undergoes an "ownership change," as defined in Section 382. Generally, an ownership change occurs if one or more stockholders, each of whom owns 5% or more in value of a corporation's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding three-year period. For this purpose, all holders who each own less than 5% of a corporation's capital stock are generally treated together as one (or, in certain cases, more than one) 5% stockholder. Transactions in the public markets among stockholders owning less than 5% of the equity securities, whether within one or more "public" groups of 5% stockholders, are therefore not included in the calculation because those transactions cannot increase the percentage interest of a 5% stockholder for purposes of Section 382. In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation's capital stock.

         If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by U.S. federal NOLs or other carryovers prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable U.S. federal long-term tax exempt rate (currently 4.58%) (the "Section 382 limitation"). Based upon the Company's stock price on April 14, 2003, if an ownership change were to occur now, the annual Section 382 limitation would be approximately $3.9 million. Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward to increase the available Section 382 limitation amount for the succeeding tax year. Thus, the effect of an ownership change could be to reduce significantly the annual utilization of the Company's NOLs and to cause a very substantial portion of the NOLs to expire prior to their use.

DESCRIPTION OF THE ACQUISITION RESTRICTIONS

THE FOLLOWING IS A BRIEF SUMMARY OF THE PROPOSED ACQUISITION RESTRICTIONS. ALL STOCKHOLDERS ARE URGED TO READ THE FULL TEXT OF THE PROPOSED ACQUISITION RESTRICTIONS SET FORTH IN THE ACCOMPANYING EXHIBIT A HERETO.

         The amendment to the Company's Amended and Restated Certificate of Incorporation generally will restrict any person from attempting to purchase or acquire (any such purchase or acquisition being an "Acquisition"), any direct or indirect interest in Clarus capital stock (or options, warrants or other rights to acquire Clarus' capital stock, or securities convertible or exchangeable into Clarus capital stock), if such Acquisition would affect the percentage of Clarus' capital stock owned by a 5% stockholder (any person attempting such a purchase or acquisition, being referred to as a "Restricted Holder"). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock.

         In order for the Acquisition Restrictions to be effectively enforced, the amendment to the Company's Amended and Restated Certificate of Incorporation will further provide that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a "Request") that the Board of Directors review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board of Directors (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board of Directors will be required to determine whether to authorize the proposed Acquisition described in the Request. The Board intends to respond to all Requests to effect an Acquisition as expeditiously as reasonably possible and will endeavor to provide a response to all such Requests promptly upon the consideration of such Request.

         Any determination made by the Board of Directors as whether to authorize a proposed Acquisition, will be made in the sole discretion and judgment of the Board. The Board intends to promptly inform any Restricted Holder making the Request to be informed of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.

         Any Acquisition attempted to be made in violation of the Acquisition Restrictions will be null and void. In the event of an attempted or purported Acquisition in violation of the Acquisition Restrictions, the transferor shall be deemed to remain the owner of such shares. In the event of an attempted or purported Acquisition by a Restricted Holder in violation of the Acquisition Restrictions, Clarus shall be deemed pursuant to the terms of the amendment to the Company's Amended and Restated Certificate of Incorporation to be the agent for the transferor of such capital stock. Clarus shall be such agent for the limited purpose of consummating a sale, reasonably necessary to help ensure the preservation of its NOL, of the subject shares to a person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. While such a sale will be effectuated on an arms length basis, such sale may vary from the original terms of the transaction involving the Restricted Holder and could be on terms, including those relating to pricing, that are less favorable to the transferor than the original terms.

         The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by Clarus or its assignee, as agent, to an eligible transferee and the purported transferee would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise.

         In deciding whether to approve any proposed restricted Acquisition of capital stock by a Restricted Holder, Clarus' Board of Directors may seek the advice of its attorneys, accountants or other advisors with respect to Clarus' preservation of its NOLs and may request all information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder reasonably necessary to make its determination.

         The amendment to Clarus' Amended and Restated Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of Clarus ability to use its NOLs.

         Assuming adoption by stockholders of the Acquisition Restrictions,
Article IV, Section 7 will provide that all certificates representing newly issued shares of our capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

                  "The Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the "Acquisition") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquistions of stock, upon written request to the Corporation at its principal place of business."

         We intend to issue instructions to or make arrangements with the transfer agent for our Common Stock to implement the Acquisition Restrictions. These instructions or arrangements may result in the delay or refusal of Acquisitions initially determined by the transfer agent to be in violation of the Acquisition Restrictions, including such Acquisitions as might be ultimately determined by Clarus and its transfer agent not to be in violation of such restrictions. We believe that such delays would be minimal but could occur at any time while the Acquisition Restrictions are in effect.

CONTINUED RISK OF OWNERSHIP CHANGE

         Despite the adoption of the Acquisition Restrictions, there still remains a risk that certain changes in relationships among stockholders or other events will cause an "ownership change" of the Company under Section 382.

         The Company believes the Acquisition Restrictions are enforceable. The Internal Revenue Service (the "IRS") has issued several private letter rulings in this area that indicate that, to the extent Acquisition Restrictions are enforceable and are enforced by a Company, their terms will be respected for purposes of applying
Section 382. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if Acquisitions in violation of the Acquisition Restrictions are attempted, the IRS will not assert that such Acquisitions have U.S. federal income tax significance notwithstanding the Acquisition Restrictions.

         As noted above, under Delaware law, the Acquisition Restrictions are not binding with respect to shares issued prior to the adoption of the Acquisition Restrictions unless a holder of the shares voted in favor of the Acquisition Restrictions and the Acquisition Restriction is noted conspicuously on the certificate representing the shares, or the holder of the shares had actual knowledge of the Acquisition Restrictions. Therefore, even if the Acquisition Restrictions are approved, Clarus cannot assure you that all of the Acquisition Restrictions will be enforceable in Delaware courts.

BOARD POWER TO WAIVE OR MODIFY ACQUISITION RESTRICTIONS

         The Board of Directors has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board of Directors may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company's use of its NOL. For example, the Board may grant a waiver of the Acquisition Restrictions in connection with a capital raising transaction or the sale of Common Stock that the Board believes is not reasonably likely to result in a material loss of the Company's ability to utilize its NOL.

          If the Board of Directors decides to permit an Acquisition that would otherwise violate the Acquisition Restrictions, that Acquisition or later Acquisitions may result in an ownership change that would limit the use of the Company's NOLs.

         In addition, the Board of Directors is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board of Directors concludes in writing that such change is reasonably necessary or advisable to preserve the Company's NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose. Written notice of any such determination will be provided to stockholders.

         As a result of the foregoing, the Acquisition Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above to apply to the use of the Company's NOLs.

         In addition, even if the Company's stockholders approve the proposed Acquisition Restrictions, the Company's Board of Directors reserves the right to abandon the proposed amendment to our Amended and Restated Certificate of Incorporation at any time prior to the filing of the proposed amendment. The Board of Directors will abandon the proposal if it determines that such abandonment would be in the best interests of the Company or its stockholders.

ANTI-TAKEOVER EFFECT

         The Board of Directors unanimously recommends that the Acquisition Restrictions should be adopted for the reasons set forth in this Proxy Statement, stockholders, however, should be aware that the Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company's capital stock and the ability of persons, entities or groups now owning 5% or more of the Company's capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company's NOL, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company's stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of Common Stock at higher than market prices. In addition the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company's stockholders.

         The Acquisition Restrictions are not in response to any effort, that the Company is aware of, to accumulate Common Stock or to obtain control of the Company. The Board of Directors considers the Acquisition Restrictions to be reasonable and in the best interests of the Company and its stockholders because the Acquisition Restrictions reduce certain of the risks that the Company will be unable to utilize its available NOLs. In the opinion of the Board of Directors, the fundamental importance to the Company's stockholders of maintaining the availability of the NOLs to the Company is a more significant consideration than the indirect "anti-takeover" effect the Acquisition Restrictions may have.

         The anti-takeover effect should also be considered in light of other existing circumstances applicable to the Company, which could also have the effect of preventing a takeover. Our Amended and Restated Certificate of Incorporation authorizes 25,000,000 shares of Common Stock, not all of which have been reserved or issued. These shares of authorized and available Common Stock could, within the limits imposed by applicable law and the rules of the NASDAQ National Market, be issued by the Company as a means to discourage a potential acquirer from seeking control of the Company by diluting public ownership of the Company. In addition, our Amended and Restated Certificate of Incorporation provides that our Board of Directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock including with respect to dividends and liquidation rights. We may issue additional preferred stock in ways, which may delay, defer or prevent a change in control of the Company without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

         Section 203 of the DGCL, may also be deemed to have certain anti-takeover effects by prescribing certain voting requirements in instances in which there is a transaction between a publicly held Delaware corporation and an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) during the three year period following the time such person became an interested stockholder.

POSSIBLE EFFECT ON LIQUIDITY

         The Acquisition Restrictions will restrict a stockholder's ability to acquire, directly or indirectly, additional capital stock of Clarus in excess of the specified limitations. Furthermore, a stockholder's ability to dispose of such stockholder's capital stock is restricted as a result of the Acquisition Restrictions, and a stockholder's ownership of capital stock may become subject to the Acquisition Restrictions upon the actions taken by related persons. If the Acquisition Restrictions were approved, Clarus would impose a legend reflecting the Acquisition Restrictions on certificates representing newly issued or transferred shares of capital stock. These restrictions increase the risk of ownership of the Company's capital stock. These restrictions may also result in a decreased valuation of our capital stock due to the resulting restrictions on Acquisitions to persons directly or indirectly owning or seeking to acquire a significant block of Clarus' capital stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                            CERTIFIED PUBLIC AUDITORS

         The firm of KPMG LLP has audited our financial statements for the fiscal year ended December 31, 2002. The Board of Directors desires to continue the services of KPMG LLP for the current fiscal year ending December 31, 2003. Accordingly, the Board of Directors will recommend that the stockholders ratify the appointment by the Board of Directors of KPMG LLP to audit our financial statements for the current fiscal year. Representatives of that firm are expected to be present at the meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by our Audit Committee and the Board of Directors.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the Securities and Exchange Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by the Securities and Exchange Commission's regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, except as indicated below, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2002 fiscal year were timely filed with the Securities and Exchange Commission. A Form 4, Statement of Changes in Beneficial Ownership for each of Messrs. Coxe, House, Jeffery, Ehrlich and Sokolow, was untimely filed during 2002.

ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 is being mailed to stockholders along with this Proxy Statement. Any stockholder who has not received a copy of the Annual Report to Stockholders and wishes to do so should contact the Company's Secretary by mail at the address set forth in the Notice of Annual Meeting or by telephone at
(203) 302-2000.

FORM 10-K

         WE WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER AS OF THE RECORD DATE, ON THE WRITTEN REQUEST OF THE STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS SHOULD DIRECT THE WRITTEN REQUEST TO OUR CHIEF ADMINISTRATIVE OFFICER, AT c/o CLARUS CORPORATION, ONE PICKWICK PLAZA, GREENWICH, CONNECTICUT 06830.

PROPOSALS BY STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at the annual meeting of stockholders to be held in 2004 must be received by us no later than February 17, 2004 to be considered for inclusion in the Proxy Statement and form of proxy for the 2003 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.

                                                FOR THE BOARD OF DIRECTORS

                                                NIGEL P. EKERN
                                                SECRETARY

                                    EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               CLARUS CORPORATION
               (Under Section 242 of the General Corporation Law)

The undersigned, being the Chief Administrative Officer of CLARUS CORPORATION, a Delaware corporation, hereby certifies that:

1.   (a) The name of the Corporation is CLARUS CORPORATION (the "Corporation").

     (b) The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was November 20, 1991.

2. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by supplementing such article to include the following new Section 7:

"Section 7.       Limitation on Acquisition of Shares.


(a)      Certain Acquisitions Prohibited.


                     (i) If an individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each a "Person"), shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any shares of capital stock of the Corporation or any option, warrant or other right to purchase or acquire capital stock of the Corporation (such warrant, option, or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Corporation or any interest in any other entity that directly, indirectly or constructively owns any shares of capital stock of the Corporation (any such purchase or acquisition being an "Acquisition"), in each case, whether voluntary or involuntary, of record, by operation of law or otherwise (provided, however, that a transaction that is a pledge (and not an acquisition of tax ownership for U.S. federal income tax purposes) shall not be deemed an Acquisition but a foreclosure pursuant thereto shall be deemed to be an Acquisition), and such Acquisition shall affect the percentage of capital stock that is treated as owned by a five percent stockholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder) with respect to the Corporation (a "Five Percent Stockholder"), then such Person shall be a "Restricted Holder", and such Acquisition shall not be permitted except as authorized pursuant to this Article IV, Section 7; provided, however, that for purposes of determining the existence and identity of, and the amount of capital stock owned by, any Five Percent Stockholders or Restricted Holders, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. For purposes of this Article IV, Section 7, "capital stock" shall include the Common Stock, par value $.0001 of the Corporation.


                     (ii) The restrictions contained in this Article IV, Section 7, are for the purpose of reducing the risk that any change in stock ownership may jeopardize the preservation of the Corporation's U.S. federal, state and local income tax attributes under Code Section 382 or equivalent provisions of state or local law (collectively, the "Tax Benefits"). In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to effect an Acquisition, prior to the date of the proposed Acquisition, request in writing (a "Request") that the Board of Directors of the Corporation review the proposed Acquisition and authorize or not authorize the proposed Acquisition pursuant to subsection (c) hereof. A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation's principal place of business or telecopied to the Corporation's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Secretary of the Corporation. A Request shall include (a) the name, address and telephone number of the Restricted Holder, (b) a description of the interest proposed to be Acquired by the Restricted Holder, (c) the date on which the proposed Acquisition is expected to take place, (d) the name of the intended transferor of the interest to be Acquired by the Restricted Holder, and (e) a Request that the Board of Directors authorize, if appropriate, the Acquisition pursuant to subsection (c) hereof and inform the Restricted Holder of its determination regarding the proposed Acquisition. If the Restricted Holder seeks to effect an Acquisition, at the next regularly scheduled meeting of the Board of Directors following the tenth business day after receipt by the Secretary of the Corporation of a Request, the Board of Directors will act to determine whether to authorize the proposed Acquisition described in the Request under subsection (c) hereof. The Board of Directors shall conclusively determine whether to authorize the proposed Acquisition, in its sole discretion and judgment, and shall immediately cause the Restricted Holder making the Request to be informed of such determination.



                     (b) Effect of Unauthorized Acquisition. Any Acquisition attempted to be made in violation of this Article IV, Section 7, will be null and void. In the event of an attempted or purported Acquisition by a Restricted Holder in violation of this Article IV, Section 7, the Corporation shall be deemed to be the agent for the transferor of the prohibited shares (the "Prohibited Shares"). The Corporation shall be such agent for the limited purpose of consummating a sale of the Prohibited Shares to a Person who is not a

         Restricted Holder (an "Eligible Transferee"), which may include, without limitation, the transferor. The record ownership of the Prohibited Shares shall remain in the name of the transferor until the Prohibited Shares have been sold by the Corporation or its assignee, as agent, to an Eligible Transferee. Neither the Corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the Corporation nor be entitled to any rights of a stockholder of the Corporation, including, but not limited to, any right to vote the Prohibited Shares or to receive dividends or liquidating distributions in respect thereof, if any, but the Corporation or its assignee shall only have the right to sell and transfer the Prohibited Shares on behalf of and as agent for the transferor to another person or entity; provided, however, that an Acquisition to such other person or entity does not violate the provisions of this Article IV, Section 7. The rights to vote and to receive dividends and liquidating distributions with respect to the Prohibited Shares shall remain with the transferor. The intended transferee shall not be entitled to any rights of stockholders of the Corporation, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to the Prohibited Shares. In the event of a permitted sale and transfer, whether by the Corporation or its assignee, as agent, the proceeds of such sale shall be applied first, to reimburse the Corporation or its assignee for any expenses incurred by the Corporation acting in its role as the agent for the sale of the Prohibited Shares, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

                  (c) Authorization of Acquisition of Capital Stock by a Restricted Holder. The Board of Directors may authorize an Acquisition by a Restricted Holder, if, in its sole discretion and judgment it determines that the Acquisition is in the best interests of the Corporation and its stockholders. In deciding whether to approve any proposed Acquisition by a Restricted Holder, the Board of Directors may seek the advice of counsel with respect to the Corporation's preservation of the Tax Benefits and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Directors pursuant to this subsection (c) to effect an Acquisition shall reimburse the Corporation, on demand, for all reasonable costs and expenses incurred by the Corporation with respect to any proposed Acquisition, including, without limitation, the Corporation's reasonable costs and expenses incurred in determining whether to authorize that proposed Acquisition.


                  (d) Certain Indirect Prohibited Acquisitions. In the event an Acquisition would be in violation of this Article IV, Section 7, as a result of attribution to the intended transferee of the ownership of capital stock by a Person (an "Other Person") who is not controlling, controlled by or under common control with the intended transferee, which ownership is nevertheless attributed to the intended transferee, the restrictions contained in this Article IV, Section 7, shall not apply in a manner that would invalidate any Acquisition to such

         Other Person, and the intended transferee and any Persons controlling, controlled by or under common control with the intended transferee (collectively, the "Intended Transferee Group") shall automatically be deemed to have transferred to the Corporation, sufficient capital stock (which capital stock shall (i) consist only of capital stock held legally or beneficially, whether directly or indirectly, by any member of the Intended Transferee Group, but not capital stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Intended Transferee Group,
         (ii) be deemed transferred to the Corporation, in the inverse order in which it was acquired by members of the Intended Transferee Group, and
         (iii) be treated as Prohibited Shares) to cause the intended transferee, following such transfer to the Corporation, not to be in violation of the restrictions contained in this Article IV, Section 7; provided, however, that to the extent the foregoing provisions of this subsection (d) would not be effective to prevent an Acquisition in violation of this Article IV, Section 7, the restrictions contained in this Article IV, Section 7, shall apply to such other capital stock owned by the intended transferee (including capital stock actually owned by Other Persons), in a manner designed to minimize the amount of capital stock subject to the restrictions contained in this Article IV,
         Section 7, or as otherwise determined by the Board of Directors to be necessary to prevent an Acquisition in violation of the restrictions contained in this Article IV, Section 7 (which capital stock shall be treated as Prohibited Shares).


              (e) Prompt Enforcement; Further Actions. After learning of an Acquisition by a Restricted Holder, the Corporation shall demand the surrender, or cause to be surrendered, to it, the certificates representing the Prohibited Shares, or any proceeds received upon a sale of the Prohibited Shares, and any dividends or other distributions made with respect to the Prohibited Shares. If such surrender is not made within 30 business days from the date of such demand, the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this subsection (e) shall
         (i) be deemed inconsistent with the Acquisition of the Prohibited Shares being deemed null and void pursuant to subsection (b) hereof,
         (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, or (iii) cause any failure of the Corporation to act within the time periods set forth in this subsection (c) to constitute a waiver or loss of any right of the Corporation under this Article IV, Section 7.


                  (f) Damages. Any Restricted Holder who knowingly violates the provisions of this Article IV, Section 7, and any persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

                  (g) Legend on Certificates. All certificates for shares of Common Stock issued by the Corporation shall conspicuously bear the following legend: "The Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the "Acquisition") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent stockholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business."

                  (h) Conditions to Acquisition; Responsibilities of Transfer Agent. The Corporation may require, as a condition to the registration of the Acquisition of any of its capital stock or the payment of any distribution on any of its capital stock, that the intended transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such capital stock. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article IV, Section 7, including, without limitation, instructing the transfer agent not to register any Acquisition of capital stock on the Corporations stock transfer records if it has knowledge that such Acquisition is prohibited by this Article IV, Section 7, and/or authorizing such transfer agent to require an affidavit from a intended transferee regarding such Person's actual and constructive ownership of capital stock and other evidence that an Acquisition will not be prohibited by this Article IV, Section 7, as a condition to registering any Acquisition.


                  (i) Authority of Board of Directors to Interpret. Nothing contained in this Article IV, Section 7, shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and preserve the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution of the Board of Directors, modify the definitions of any terms or conditions set forth in this Article IV, Section 7, or modify the definitions of any terms or conditions of this Article IV, Section 7, as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the

         Corporation. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation (or the person or persons performing the functions of such officers) or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this
         Article IV, Section 7, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.


                  (j) Severability. If any part of the provisions of this
         Article IV, Section 7, are judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the provisions of this Article IV, Section 7, which shall be thereafter interpreted as if the invalid or unenforeceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Corporation to utilize to the greatest extent possible the Corporation's Tax Benefit.

                  (k) Expiration. The provisions of this Article IV, Section 7, shall apply until such time as the Board of Directors determines in its sole discretion that the provisions of this Article IV, Section 7, are no longer necessary for the preservation of the Corporation's Tax Benefits.

3. The amendment of the Amended and Restated Certificate of Incorporation herein certified was duly adopted by stockholders of the Corporation at the 2003 annual meeting of the Corporation in accordance with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware (the "Delaware Code"), and written notice of such meeting was given to all stockholders in accordance with Section 222 of the Delaware Code.



IN WITNESS WHEREOF, CLARUS CORPORATION, has caused this Certificate to be signed and attested by its duly authorized officers, this __ day of July 2003.


                       CLARUS CORPORATION

                         By: _________________________
                             Name: Nigel P.Ekern
                             Title: Chief Administrative Officer and Secretary

                               CLARUS CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, JULY 24, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Warren B. Kanders and Nigel P. Ekern, as proxies each with full power of substitution, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Clarus Corporation held on record by the undersigned on June 2, 2003, at the Annual Meeting of Stockholders to be held on July 24, 2003, at 10:00 A.M., New York City time, at The Metropolitan Club, One East 60th Street, New York, NY 10022 and any adjournments or postponements thereof and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

         The undersigned hereby directs this Proxy to be voted:

[X]      Please mark votes as in this example.

1.       Election of Directors


         Tench Coxe
         Burtt Ehrlich
         Donald L. House
         Stephen P. Jeffery
         Warren B. Kanders
         Nicholas Sokolow

         [ ] FOR                            [ ] WITHHOLD AUTHORITY
             the election as directors          to vote for all nominees listed
             of all nominees listed above       above




WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE THE NAME OF THE NOMINEE FOR WHICH AUTHORITY TO VOTE IS BEING WITHHELD ON THE LINE BELOW.

-------------------------------------------------------------------------------

2. Approval of the proposal to amend Clarus Corporation's Amended and Restated Certificate of Incorporation to restrict certain acquisitions of its securities in order to help assure the preservation of its tax net operating loss carryforwards.

         [ ] FOR          [ ] AGAINST         [ ] ABSTAIN


      IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

                         (Continued from the other side)


3. Ratification of the appointment of KPMG LLP as Clarus Corporation's independent auditors for fiscal year ending December 31, 2003.


         [ ] FOR          [ ] AGAINST         [ ] ABSTAIN


4. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

Shares represented by this Proxy will be voted at the meeting in accordance with the stockholder's specifications above. The Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the Annual Meeting of Stockholders to the undersigned.

                                     Date:___________________________, 2003


                                     ---------------------------------------
                                     Signature of Stockholder


                                     --------------------------------------
                                     (Signature if held jointly)

                                     NOTE: PLEASE MARK, SIGN, DATE AND RETURN
                                     THIS PROXY PROMPTLY USING THE ENCLOSED
                                     ENVELOPE. WHEN SHARES ARE HELD BY JOINT
                                     TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                     ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                     OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                     SUCH. IF A CORPORATION OR PARTNERSHIP,
                                     PLEASE SIGN IN CORPORATE OR PARTNERSHIP
                                     NAME BY AN AUTHORIZED PERSON.